ABLEAUCTIONS.COM, INC.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2002

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ABLEAUCTIONS.COM, INC.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET

(Unaudited)

	MARCH 31 DECEMBER 31
	2002	2001
ASSETS
Current
Cash and cash equivalents	$526,861	$673,829
Accounts receivable – trade	272,618	105,468
Inventory	279,205	257,832
Prepaid expenses	121,399	227,745
Current portion of receivable on agreement for sale	-	5,421
	1,200,083	1,270,295

Note Receivable	-	100,000
Trademark	8,338	8,788
Capital Assets	2,675,094	2,737,636
Web Site Development Costs	17,594	31,027

	$3,901,109	$4,147,746

LIABILITIES
Current
Accounts payable and accrued liabilities	$1,806,781	$1,847,212
Current portion of promissory note	9,690	9,592
Deferred compensation on notes	2,841,759	2,762,808
	4,658,230	4,619,612

Promissory Note	1,029,775	1,030,718
	5,688,005	5,650,330

SHAREHOLDERS’ EQUITY (DEFICIENCY)

Capital Stock
Authorized:
62,500,000 common shares with a par value of $0.001
Issued and outstanding common shares:
March 31, 2002, and December 31, 2001 – 25,127,020	25,127	25,127
Additional paid-in capital	23,439,124	23,439,124

Deferred Option Plan Compensation	(257,334)	(309,885)
Deficit	(24,986,319)	(24,618,078)
Accumulated Other Comprehensive Income (Loss)	(7,494)	(38,872)
	(1,786,896)	(1,502,584)

	$3,901,109	$4,147,746

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ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	3 MONTHS ENDED MARCH 31
	2002	2001

Revenues
Sales	$1,447,194	$1,355,856
Commissions	1,252,564	960,422
	2,699,758	2,316,278
Cost Of Revenues	1,253,801	667,160
Gross Profit	1,445,957	1,649,118
Expenses
Operating expenses (Note 3)	1,635,812	1,465,077
Amortization of goodwill	-	71,255
Depreciation and amortization of capital assets	76,425	85,382
Interest on deferred compensation on notes	78,951	-
Interest on promissory note	23,862	17,331
	1,815,050	1,639,045
Income (Loss) Before Other Items	(369,093)	10,073

Other Items
Interest income	4,334	4,101
Foreign exchange gain (loss)	(3,482)	(594)
	852	3,507

Income (Loss) From Continuing Operations	(368,241)	13,580
Loss On Disposition Of Subsidiaries	-	(431,082)
Loss From Discontinued Operations	-	(36,283)

Loss For The Period	$(368,241)	$(435,785)

Basic And Diluted Loss Per Share
Income (Loss) from continuing operations	$(0.01)	$0.01
Loss for the period	$(0.01)	$(0.02)

Weighted Average Number Of Shares Outstanding	25,127,020	20,976,661

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	3 MONTHS ENDED MARCH 31
	2002	2001

Cash Flows From Operating Activities
Income (loss) for the period from continuing operations	$(368,241)	$13,580
Non-cash items included in net loss:
Depreciation and amortization	76,425	85,382
Amortization of goodwill	-	71,255
Bad debts	-	262
Interest on deferred compensation on notes	78,951	-
Stock based compensation	52,551	52,551
	(160,314)	223,030
Changes in operating working capital items:
(Increase) Decrease in accounts receivable	(161,729)	(243,662)
(Increase) Decrease in inventory	(21,373)	(169,874)
Increase in prepaid expenses	106,346	(105,163)
Increase in accounts payable and accrued liabilities	(40,431)	152,522
Net cash used in operating activities	(277,501)	(143,147)

Cash Used In Discontinued Operations
Loss for the year from discontinued operations	-	(36,283)
Change in net assets of discontinued operations	-	125,131
Net cash used in discontinued operations		88,848

Cash Flows From Investing Activities
Purchase of capital assets	-	(5,711)
Proceeds on disposition of subsidiaries, net of cash divested	-	23,207
Note receivable	100,000	-
Net cash from (used in) Investing Activities	100,000	17,496

Cash Flows From Financing Activities
Repayment of promissory note	(846)	(2,173)
Net cash from (used in) financing activities	(846)	(2,173)

Change In Cash And Cash Equivalents For The Period	(178,346)	(38,976)
Cash And Cash Equivalents, Beginning Of Period	673,829	1,376,814
Effect Of Exchange Rates On Cash	31,378	(37,947)

Cash And Cash Equivalents, End Of Period	$526,861	$1,299,891

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ABLEAUCTIONS.COM, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2002

1.

BUSINESS AND BASIS OF ORGANIZATION

Ableauctions.com, Inc. (the 'Company') was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc.  On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

The Company's primary business activity is as a high-tech business-to-business and consumer auctioneer that conducts its auctions live and simultaneously broadcasts over the Internet.  The Company liquidates a broad range of computers, electronics, office equipment, furniture and industrial equipment that it acquires through bankruptcies, insolvencies and defaults.

The Company's primary operating subsidiaries at December 31, 2001 were:

Able Auctions (1991) Ltd., operating a Canadian-based auction business.

Ableauctions.com (Washington) Inc., operating a U.S.-based auction business.

Ehli's Commercial/Industrial Auctions, Inc., a U.S.-based liquidator of automobiles and industrial equipment.

Icollector International Ltd., a Canadian-based Internet auction facility.

Jarvis Industries Ltd., a Canadian-based auction house.

The unaudited consolidated financial statements of the Company at March 31, 2002 include the accounts of the Company and its wholly-owned subsidiaries, and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim statements under the rules and regulations of the Securities and Exchange Commission  (“SEC”).  Accounting policies used in fiscal 2002 are consistent with those used in fiscal 2001.  The results of operations for the three month period ended March 31, 2002 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2002.  These interim financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2001  and the notes thereto included in the Company’s Form 1-=KSB filed with the SEC on April 23, 2001.  The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2002

(Unaudited)

1.

LIQUIDITY AND FUTURE OPERATIONS

The Company has sustained net losses and negative cash flows from operations since its inception.  At March 31, 2002 the Company has negative working capital of $3,458,147.  The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations and to obtain additional funding through public or private equity or debt financing.  Management is seeking to increase revenues though continued marketing of its services; however, additional funding is required.

Management is working to obtain sufficient working capital from external sources in order to continue operations.  There is, however, no assurance that the aforementioned events, including the receipt of additional funding, will occur or be successful.

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2.

OPERATING EXPENSES

	THREE MONTHS ENDED MARCH 31
	2002	2001
Operating Expenses
Accounting and legal	16,234	16,627
Advertising and promotion	280,833	257,949
Automobile	13,369	14,729
Bad debts	-	262
Commission	84,317	21,582
Consulting	44,019	103,535
Insurance	32,463	20,958
Investor relations and shareholder information	500	1,176
Management fees	50,840	-
Office and administration	134,543	83,953
Rent and utilities	196,603	207,664
Repairs and maintenance	11,152	34,725
Salaries and benefits	691,560	645,443
Telephone	32,170	47,916
Travel	8,988	8,558
Website maintenance	38,221	-
Total operating expenses	1,635,812	1,465,077

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